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                                                                       EXHIBIT 5

September 26, 1997

Chelsea GCA Realty, Inc.
Chelsea GCA Realty Partnership, L.P.
103 Eisenhower Parkway
Roseland, New Jersey 07068

Ladies and Gentlemen:

    We are acting as counsel to Chelsea GCA Realty, Inc., a Maryland corporation (the "Corporation"), and Chelsea GCA Realty Partnership, L.P., a Delaware limited partnership (the "Partnership"), in connection with the filing of a shelf registration statement on Form S-3 by the Corporation and the Partnership (as amended, the "Registration Statement") registering up to $300,000,000 aggregate initial offering price of debt securities of the Partnership ("Debt Securities") which may be guaranteed by unconditional and irrevocable guarantees thereof by the Corporation ("Guarantees") to be issued to the public from time to time and up to $60,000,000 aggregate initial offering price of Debt Securities that may be registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

    In furnishing this opinion, we have examined copies of the Registration Statement, the Articles of Incorporation and By-Laws of the Corporation, as amended to date, the Agreement of Limited Partnership of the Partnership, as amended to date, and the minutes of the meeting of the Board of Directors of the Corporation authorizing the issuance of the Securities. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Corporation, the Partnership and others.

    Based upon and subject to the foregoing, it is our opinion that the Debt Securities have been duly authorized by all necessary partnership action of the Partnership and the Guarantees have been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities and, if applicable, Guarantees, have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities and Guarantees will be legally issued and will be binding obligations of the Partnership and the Corporation, respectively.

    To the extent that the obligations of the Corporation as guarantor and the Operating Partnership as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture, (ii) that such indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such trustee, enforceable in accordance with its terms,
(iii) that such trustee is in compliance, generally and with respect to acting as a trustee under the indenture, with all applicable laws and regulations and
(iv) that such trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture.

    We do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the General Corporation Law of the State of Maryland, the Delaware Uniform Limited Partnership Act and the federal laws of the United States of America.
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    We hereby consent to be named in the Registration Statement to be filed by the Corporation with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality of the Debt Securities to be registered by the Registration Statement; and we further consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in any 462(b) Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP
STROOCK & STROOCK & LAVAN LLP